Exhibit 3.195

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY ~. ·• .. ·. F·tLE (ACRA) L!J.I,:S Company No: 201301437D CERTIFICATE CONFIRMING INCORPORATION OF COMPANY This is to confirm that RD INTERNATIONAL SERVICES PTE. LTD. is incorporated under the Companies Act (Cap 50), on and from 14/01/2013 and that the company is a PRIVATE COMPANY LIMITED BY SHARES. GIVEN UNDER MY HAND AND SEAL ON 15/01/2013. LINDA LEE ASSISTANT REGISTRAR ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA) SINGAPORE .